Investor Contact: Tom Fitzsimmons, tom_fitzsimmons@avid.com, 978-640-3346

Media Contact: Amy Peterson, amy_peterson@avid.com, 978-640-3448

Avid Announces Fourth Quarter 2008 Results

TEWKSBURY, Mass., January 29, 2009 — Avid Technology, Inc. (Nasdaq: AVID) today reported revenues of $206.7 million for the three-month period ended December 31, 2008, compared to $258.5 million for the same period in 2007. Preliminary GAAP net loss for the quarter was $31.9 million, or $.86 per share, compared to GAAP net income of $3.9 million, or $.09 per share, in the fourth quarter of 2007.

Preliminary GAAP net loss for the fourth quarter of 2008 included goodwill and intangible asset non-cash impairment charges associated with the company’s Consumer Video segment, amortization of intangibles, stock-based compensation, restructuring costs, net gains from product line divestitures and related taxes collectively totaling $22.6 million. Excluding these items, non-GAAP net loss was $9.3 million for the fourth quarter, or $.25 per share. The goodwill and intangible asset impairment charge related to the Consumer Video segment was estimated at $9.6 million. Therefore the 2008 GAAP results are preliminary and there may be additional charges recorded in the three-month period ended December 31, 2008 as the company completes its annual impairment analysis for all of its business segments. The company’s non-GAAP results would not be impacted by any additional impairment charges resulting from this analysis.

“We have completed our internal reorganization and we have made great progress executing on our strategy, which we believe will have a positive impact on our business as we move forward, both for our customers and shareholders,” said Gary Greenfield, Avid’s chairman and CEO. “While the economic climate in 2009 will be challenging, the changes we have made to our company put us in a better position to meet these challenges.”

Revenues for the year ended December 31, 2008 were $844.9 million compared to revenues of $929.6 million for 2007. The 2008 revenues include $61.5 million of revenues associated with divested or discontinued product lines. Preliminary GAAP net loss for 2008 was $129.8 million, or $3.46 per share, compared to GAAP net loss of $8.0 million, or $.19 per share, for 2007. Preliminary GAAP net loss for 2008 includes $104.6 million of impairment charges, amortization, stock-based compensation, restructuring charges, net gains from divested product lines and related tax adjustments. Excluding these items, non-GAAP net loss for 2008 was $25.2 million, or $.67 per share.

At the end of 2008, the company’s cash balance was $147.7 million, up $25.3 million since the end of the third quarter of 2008 primarily related to the receipt of $28.8 million of proceeds from product line divestitures.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. The reconciliation for net income and earnings per share for the three- and twelve-month periods ended December 31, 2008 and 2007 are in the tables attached to this press release.

The company uses non-GAAP financial measures internally to manage its business, for example, in establishing its annual operating budget, in assessing segment operating performance and for measuring performance under employee incentive compensation plans. Non-GAAP financial measures are used by management in its operating and financial decision-making because management believes these measures reflect the company’s ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the company’s current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the company’s use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect the company’s operations. The company’s management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s fourth quarter 2008 financial results will be held today, January 29, 2009 at 4:30 p.m. EST. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investor Relations page under the About Us menu at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Annual Report on Form 10-K. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its transformation strategy and meet customer needs, general economic conditions, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

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About Avid Technology, Inc.

Avid is a worldwide leader in tools for film, video, audio and broadcast professionals – as well as for home audio and video enthusiasts.  Avid professional and consumer brands include Avid®, Digidesign®, M-Audio®, Pinnacle Systems® and Sibelius®. The vast majority of primetime television shows, feature films, commercials and chart-topping music hits are made using one or more Avid products. Whether used by seasoned professionals or beginning students, Avid’s products and services enable customers to work more efficiently, productively and creatively. Avid received an Oscar® statuette representing the 1998 Scientific and Technical Award for the concept, design and engineering of the Avid® Film Composer® system for motion picture editing. For more information about the company’s Oscar, Grammy® and Emmy® award-winning products and services, visit www.avid.com, del.icio.us, Flickr, twitter and YouTube; connect with Avid on Facebook or subscribe to Avid Industry Buzz.

© 2009  Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer, M-Audio, Pinnacle Systems and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Emmy is a registered trademark of ATAS/NATAS. Academy Awards and Oscar are trademarks and service marks of the Academy of Motion Picture Arts and Sciences. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net revenues:
Products	$ 173,255	$ 222,473	$ 714,232	$ 806,103
Services	33,451	36,047	130,669	123,467
Total net revenues	206,706	258,520	844,901	929,570

Cost of revenues:
Products	97,182	111,625	369,186	390,725
Services	18,128	19,042	73,888	68,529
Amortization of intangible assets	753	3,566	7,526	16,895
Restructuring costs	1,876	1,481	1,876	4,278
Total cost of revenues	117,939	135,714	452,476	480,427

Gross profit	88,767	122,806	392,425	449,143

Operating expenses:
Research and development	33,291	38,050	148,598	150,707
Marketing and selling	49,511	53,425	208,735	210,456
General and administrative	17,422	21,399	78,591	77,463
Amortization of intangible assets	2,837	3,431	12,854	13,726
Impairment of goodwill and intangible asset	9,595	—	60,852	—
Restructuring costs, net	22,060	1,338	26,167	9,410
Gain on sale of assets	(13,287)	—	(13,287)	—
Total operating expenses	121,429	117,643	522,510	461,762

Operating income (loss)	(32,662)	5,163	(130,085)	(12,619)

Interest and other income (expense), net	331	1,739	2,936	7,637
Income (loss) before income taxes	(32,331)	6,902	(127,149)	(4,982)

Provision for (benefit from) income taxes, net	(444)	3,049	2,663	2,997

Net income (loss)	$ (31,887)	$ 3,853	$(129,812)	$ (7,979)

Net income (loss) per common share – basic	$(0.86)	$0.09	$(3.46)	$(0.19)

Net income (loss) per common share – diluted	$(0.86)	$0.09	$(3.46)	$(0.19)

Weighted-average common shares outstanding – basic	37,012	41,008	37,556	40,974

Weighted-average common shares outstanding – diluted	37,012	41,253	37,556	40,974

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Summary of the Company's revenues and contribution margin by reportable segment and a reconciliation of segment contribution margin to consolidated operating income (loss):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Professional Video	$111,230	$133,342	$ 438,420	$485,186
Audio	72,410	85,987	293,195	318,993
Consumer Video	23,066	39,191	113,286	125,391
Total revenues (a)	$206,706	$258,520	$844,901	$929,570

Contribution Margin:
Professional Video	$ 16,822	$ 22,018	$ 40,917	$ 66,502
Audio	10,926	16.121	40,541	55,710
Consumer Video	(11,904)	2,799	(16,135)	6,552
Segment contribution margin	15,844	40,938	65,323	128,764

Less: Unallocated costs and expenses:
Common costs and operating expenses	(21,561)	(21,874)	(85,219)	(79,523)
Amortization of acquisition-related intangible assets	(3,590)	(6,997)	(20,380)	(30,621)
Impairment of goodwill and intangible asset	(9,595)	—	(60,852)	—
Stock-based compensation	(3,111)	(3,858)	(14,201)	(15,949)
Restructuring costs, net	(23,936)	(2,819)	(28,043)	(13,688)
Gain on sale of assets	13,287	—	13,287	—
Other costs	—	(227)	—	(1,602)
Consolidated operating income (loss)	$(32,662)	$ 5,163	$(130,085)	$(12,619)

(a) Includes revenues from divestitures
and discontinued product lines of:	$ 11,294	$ 19,899	$ 61,508	$ 68,692

Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
GAAP net income (loss)	$ (31,887)	$ 3,853	$(129,812)	$ (7,979)

Adjustments to reconcile to Non-GAAP net income:
Amortization of intangible assets	3,590	6,997	20,380	30,621
Impairment of goodwill and intangible asset	9,595	—	60,852	—
Stock-based compensation	3,111	3,858	14,201	15,949
Restructuring costs, net	23,936	2,819	28,043	13,688
Gain on sale of assets	(13,287)	—	(13,287)	—
Other costs	—	227	—	1,602
Related tax adjustments	(4,331)	(600)	(5,619)	(2,740)
Non-GAAP net income (loss)	$ (9,273)	$ 17,154	$ (25,242)	$ 51,141

Weighted-average common shares outstanding - diluted	37,012	41,253	37,556	41,450

Non-GAAP net income (loss) per common share - diluted	$(0.25)	$0.42	$(0.67)	$1.23

	Three Months Ended		Twelve Months Ended
Stock-based compensation included in:	December 31,		December 31,
	2008	2007	2008	2007
Cost of products revenues	$ 136	$ 174	$ 616	$ 679
Cost of services revenues	131	133	539	829
Research and development expenses	605	1,106	2,820	4,521
Marketing and selling expenses	897	1,242	4,005	4,470
General and administrative expenses	1,342	1,203	6,221	5,450
	$ 3,111	$ 3,858	$ 14,201	$ 15,949

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	December 31,	December 31,
	2008	2007
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$ 147,694	$ 224,460
Accounts receivable, net of allowances of $23,182 and $20,784
at December 31, 2008 and 2007, respectively	103,527	138,692
Inventories	95,755	117,324
Prepaid and other current assets	43,969	36,788
Total current assets	390,945	517,264

Property and equipment, net	38,321	46,160
Intangible assets, net	40,063	71,427
Goodwill	292,575	360,584
Other assets	10,801	10,518

Total assets	$ 772,705	$ 1,005,953

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$ 29,419	$ 34,992
Accrued expenses and other current liabilities	101,862	93,912
Deferred revenues	68,581	79,771
Total current liabilities	199,862	208,675

Long-term liabilities	11,823	17,495
Total liabilities	211,685	226,170

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	980,563	968,339
Accumulated deficit	(296,974)	(155,722)
Treasury stock at cost, net of reissuances	(124,852)	(45,823)
Accumulated other comprehensive income	1,860	12,566
Total stockholders' equity	561,020	779,783

Total liabilities and stockholders' equity	$ 772,705	$ 1,005,953